                                                                   Exhibit 10.14


                                 GREY WOLF, INC

                AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

                                November 13, 2001


         THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement" is by and among Grey Wolf, Inc. (f/k/a DI Industries, Inc.), a Texas Corporation (the "Corporation"), Thomas P. Richards (the "Optionee") and Richards Brothers Interests, L.P., a Texas limited partnership ("RBI"), and is an amendment to that certain Non-Qualified Stock Option Agreement entered into by and between the Corporation and the Optionee as of September 3, 1996 (the "NSO Agreement").

         WHEREAS, the Corporation granted an option to purchase all or a part of an aggregate number of two million (2,000,000) shares of common stock of the Corporation to Optionee under the NSO Agreement;

         WHEREAS, pursuant to that certain Option Purchase Agreement dated September 3, 1996 between Optionee and RBI, RBI purchased from Optionee an option to purchase all or part of an aggregate number of one million (1,000,000) shares of common stock of the Corporation together with a corresponding undivided interest in the rights and obligations of Optionee under the NSO Agreement (the "RBI Options");

         WHEREAS, the Options granted pursuant to the NSO Agreement, subsequently exercised by the Optionee and RBI and currently held by Optionee and RBI are reflected on Exhibit "A" hereto;

         WHEREAS, the Board of Directors of the Corporation has approved certain changes to the NSO Agreement in this Agreement pursuant to that certain Unanimous Consent of Board of Directors dated November 13, 2001;

         WHEREAS, the Corporation, the Optionee and RBI deem it desirable, for and in the best interests of the parties to this Agreement, to modify the NSO Agreement as provided herein; and

         WHEREAS, for purposes of this Agreement references to Optionee shall include RBI and references to Option or Options shall also include the RBI Options.

         NOW THEREFORE BE IT RESOLVED, that the Corporation, Optionee and RBI do hereby agree to amend the NSO Agreement as follows:

         1. Corporate Proceedings of the Corporation. Section 8(b) and 8(c) of the NSO Agreement shall be deleted in their entirety and the following new Sections 8(b) and 8(c) substituted therefor and new Section 8(f) shall be added:

                  "8. Corporate Proceedings of the Corporation.

                  (b) If the Corporation merges into or with or consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the Corporation shall cause the surviving corporation to assume the Option or substitute a new option of the surviving corporation for the Option (with an Exercise Period at least equal to the period remaining until the Expiration Date for the Option). In the event that the Option is assumed or a new option of the surviving corporation is substituted for the Option (i) if, on the effective date of the Merger, the Option is "in the money" the excess of the aggregate fair market value of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Common Stock and (ii) if, on the effective date of the Merger, the Option is "out of the money" the excess of the aggregate Exercise Price of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution over the fair market value of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not more than the excess of the aggregate Exercise Price of the Common Stock subject to the Option immediately before such assumption or substitution over the aggregate fair market value of such Common Stock.

                           (c) In the event of a dissolution or liquidation of
                  the Corporation, the Corporation shall cause written notice of such dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Optionee at least thirty (30) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee (and the Optionee's transferees) shall be entitled to exercise the Option (as to all Option Shares, whether or not the Option is then otherwise exercisable under Section 2) until the earlier of the Effective Date or the Expiration Date. Any Option which has not been exercised on or before the Effective Date shall terminate. Notwithstanding the foregoing, in the event that Optionee (and/or Optionee's transferees) is precluded from immediately selling the Option Shares received upon the exercise of the Option by applicable state or federal securities laws, the Corporation agrees to loan to Optionee (and/or Optionee's transferees, if applicable) amounts necessary to fund the Payments to the Corporation pursuant to
                  Section 3 hereof upon the exercise of the Option. The loans contemplated by this Section shall bear interest (at the average borrowing rate charged from time to time on the Company's indebtedness to its principal lender or lenders), shall be secured by the Option Shares issued upon the exercise of the applicable Option and shall be repayable promptly after the lapse of the securities laws restrictions which precluded the sale of the Option Shares by Optionee (and Optionee's transferees, if applicable) immediately after exercise of the Option. To the extent that the dissolution or liquidation is consummated after the Expiration Date, the Option shall terminate and the Corporation shall have no



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
                  further obligations of any type hereunder. The provisions of this paragraph shall not apply to any merger or reorganization, the principal purpose of which is to change the jurisdiction of the domicile of the Corporation.

                           (f) In the event that neither the shares of stock of
                  the Corporation nor shares of stock of the surviving corporation are listed on an established exchange as a result of a "going private" transaction, the Fair Market Value of the Option (as to all Option Shares, whether or not the Option is then exercisable under Section 2) shall be determined as soon as practicable after completion of the "going private" transaction. Optionee shall be paid the Fair Market Value of such Option by cashiers check or wire transfer of immediately available funds within ten (10) days after the determination of such Fair Market Value. The Option shall terminate upon receipt of such payment by the Optionee. For purposes of this
                  Section 8(f), the "Fair Market Value" of the Option purchased shall be determined as follows: (i) If the Optionee and the Corporation can agree on the Fair Market Value of the Option within fifteen (15) days following completion of the going private transaction, the Fair Market Value will be the agreed value of the Option; (ii) If the Optionee and Corporation cannot agree on the Fair Market Value of the Option, the value will be determined as follows: (1) Each party shall, within thirty (30) days following completion of the going private transaction, provide written notice of the appointment of an appraiser to the other party. If the parties appoint the same appraiser or if only one appraiser is timely appointed, then the timely appointed appraiser shall be the only appraiser and shall prepare and deliver the appraised value of the Option taking into consideration the "Black-Scholes" method of valuation of such Option within thirty (30) days following its appointment; (2) If the parties each timely appoint different appraisers, such appraisers shall agree upon a third appraiser within fifteen (15) days following their appointment. If such appraisers cannot agree upon a third appraiser within fifteen
                  (15) days following their appointment, either the Optionee or the Corporation may petition any United States federal district court in the Southern District of Texas to appoint such appraiser; (3) Each appraiser shall complete his appraisal of the Option taking into consideration the "Black-Scholes" method of valuation of such Option and deliver a copy of his written appraisal to the Optionee and the Corporation within thirty (30) days of such appraiser's appointment; (4) If there is more than one appraiser, the Fair Market Value shall be the mathematical average of the two closest appraisals; (5) Each appraiser appointed hereunder shall have been actively involved in the business of valuing and appraising companies in the oil and gas service industry for the five year period immediately preceding the date of appointment; and (6) The parties understand and agree that the value of the Option is dependent upon a valuation of the Corporation and that the appraisers shall have access to the business records, assets and properties of the Corporation as they may reasonably request for the purpose of appraising the value of the Option."

         2. Termination. Section 9 of the NSO Agreement shall be deleted in their entirety and the following new Section 9 substituted therefor:

                           "9. Termination. If the Optionee ceases to be
                  employed by the Corporation, or a parent or subsidiary corporation of the Corporation for any reason whatsoever, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option shall be exercisable by the Optionee at any time on or before the Expiration Date. Notwithstanding the foregoing, if the Optionee is terminated for Cause (as defined in the Employment Agreement), the Option will terminate as to all of the unexercised Option Shares on the thirtieth day following such termination, during which thirty (30) days the Optionee may exercise the Option as to the Option Shares exercisable on or prior to the date of such termination for Cause.

                           Nothing in this Section 9 shall extend the time for
                  exercising the Option granted pursuant to this Agreement beyond the Expiration Date."

         3. In all other respect, the terms and provisions of the NSO Agreement are hereby reaffirmed by the Corporation and the Optionee.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]


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
         IN WITNESS WHEREOF, the parties have executed this Amendment to NSO Agreement as of the date first above written.

                                  GREY WOLF, INC.

                                  By:__________________________________________
                                  Name:  STEVEN A. WEBSTER
                                  Title: CHAIRMAN, COMPENSATION COMMITTEE
                                         BOARD OF DIRECTORS

                                  THOMAS P. RICHARDS


                                  _____________________________________________
                                  Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                  RICHARDS BROTHERS INTERESTS, L.P.


                                  By: RICHARDS BROTHERS COMPANY,
                                      GENERAL PARTNER

                                  By: _________________________________________
                                      THOMAS P. RICHARDS,
                                      PRESIDENT






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
                                   EXHIBIT "A"
                                       TO

                                 GREY WOLF, INC.
               AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENTS

                                NOVEMBER 13, 2001



                                                                                 NUMBER OF OPTIONS
   OPTIONEE                            DATE OF ORIGINAL OPTION  AGREEMENT        GRANTED {EXERCISE)
   --------                            -----------------------  ---------        ------------------
Thomas P. Richards                             September 3, 1996                 1,000,000 (350,000}

    TOTAL OUTSTANDING                                                                  650,000

Richards Brothers Interests, L.P.              September 3, 1996                 1,000,000 {550,000}

    TOTAL OUTSTANDING                                                                  450,000




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